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Exhibit 99.1

Sunhawk.com Announces Corporate Restructuring

Efforts Focused on Promising Subsidiary

    SEATTLE, Washington—January 9, 2001—Sunhawk.com Corporation (Nasdaq SmallCap: SNHK), an Internet digital asset management and digital publishing company, today announced a corporate restructuring aimed at creating a more efficient and effective organization. This move follows the company's announcement last week of the implementation of its global digital asset management services, the allocation of resources to grow its recent CCS acquisition, and the shifting of emphasis away from its digital sheet music business.

    As part of a cost-cutting plan designed to streamline operations and refocus the company, Sunhawk.com has further reduced its work force of full-time and part-time employees by approximately two-thirds. Additionally, Sunhawk.com is considering the sale of its digital sheet music business.

    As previously disclosed, Sunhawk.com has been implementing aggressive cost-cutting measures, which include a substantial reduction in the company's workforce and may involve the disposition of certain of its assets. The company estimates that cash expenses from operations will be further reduced for the quarter ending March 31, 2001.

    "We have emphasized from the beginning that we were committed to running this company as a profitable business," said Marlin Eller, President and CEO. "There are real people behind these layoffs and these were not easy decisions. However, we are ready to move forward with our plans to build this company and maximize shareholder value."

    Unlike other Internet-based start up companies facing difficult cutbacks, Sunhawk.com has a rapidly growing subsidiary business on which to focus its efforts. In the fall of 2000, Sunhawk.com completed the acquisition of Copyright Control Systems (CCS), a UK-based company that provides technologies and client services which track the use of intellectual property via the Internet and enable customers to protect web-based intellectual property against theft and unauthorized use.

    CCS was widely featured in the international media when hired by the International Olympic Committee and the US-based National Broadcasting Corporation (NBC) to protect web-based broadcasts of the 2000 Sydney Games. CCS continues to provide service to a significant number of long-term clients. Management of Sunhawk.com believes that growth prospects are strong for this anti-piracy and tracking portion of the business.

    The foregoing is subject to material uncertainties as discussed below and also may be impacted by further business decisions.

About Sunhawk.com Corporation:

    Sunhawk.com Corporation (NASDAQ Small Cap: SNHK) is an Internet-based digital asset management and digital publishing company. Sunhawk.com provides digital asset management technology, content preparation, content enhancement, and a digital distribution infrastructure for the secure delivery of proprietary digital products via the Internet. On November 2, 2000 Sunhawk.com completed its acquisition of Copyright Control Services, Inc. Founded in the UK in 1998, CCS provides digital asset management and intellectual property infringement notification services—with particular focus on the Internet—on an industry-by-industry basis. On behalf of its customers, CCS' services have led to the shutting down of over 5,000 illegal Internet sites and removed from Internet distribution over 500,000 pieces of illegal software. Find more information about Sunhawk.com at

http://www.sunhawk.com. For more information about Copyright Control Services, call 011-44-20-8977-1001 or visit http://www.copyrightcontrol.com/.

Contact: Sunhawk.com Corporation	Copyright Control Services, Inc.
John R. Pilcher, Acting COO 206-728-6063 223 Taylor Ave. N. Ste. 200 Seattle, WA 98109-5017	A wholly owned subsidiary of Sunhawk.com Dave Powell, President +44-208-977-1001 6 Hampton Hill Business Park 219 - 221 High Street Hampton Hill, TW12 1NP United Kingdom

-Sunhawk.com-

    This press release contains statements that may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. In particular, investors are urged to review carefully the information under the caption "Risk Factors" in the Form 10-K for the year ended September 30, 2000. The Form 10-K may be obtained by accessing the database maintained by the Securities and Exchange Commission at www.sec.gov or by contacting Sunhawk.com as noted below. Sunhawk.com undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Any information accessed through Sunhawk.com's website or the websites of the Company's strategic partners shall not be considered a part of this press release and is not to be included in this press release.

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  Exhibit 99.1
Sunhawk.com Announces Corporate Restructuring